                                                                    Exhibit 99.2


                      R. J. REYNOLDS TOBACCO HOLDINGS, INC.
                                 AUDIT COMMITTEE
                AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY


I.   Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the "Act"), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor's independence from the Company. To implement these provisions of the Act, the Securities and Exchange Commission (the "SEC") has issued rules specifying the types of services that an independent auditor may not provide to its audit client, as well as the Audit Committee's administration of the engagement of the independent auditor. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, this Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved.

In approving all services performed by the independent auditor, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

The appendices to this Policy describe the Audit, Audit-related, and Tax services that have general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor. The Audit Committee may add or subtract to the list of general pre-approved services from time to time, based on subsequent determinations.

The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent auditor to management.

The independent auditor has reviewed this Policy and believes that implementation of the policy will not adversely affect the auditor's independence.

II.  Delegation

As provided in the Act and the SEC's rules, the Audit Committee may delegate pre-approval authority to the chair or his or her designee. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.


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                      R. J. REYNOLDS TOBACCO HOLDINGS, INC.
                                 AUDIT COMMITTEE
                AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY


III. Audit Services

The annual Audit Services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit Services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, and other procedures to be performed by the independent auditor to be able to form an opinion on the Company's consolidated financial statements. Audit Services also include the attestation engagement for the independent auditor's report on management's report on internal controls for financial reporting. The Audit Committee will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

The Audit Committee has pre-approved the Audit Services in Appendix A. All other Audit Services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.  Audit-related Services

Audit-related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditor. Because the Audit Committee believes that the provision of Audit-related Services does not impair the independence of the auditor and is consistent with the SEC's rules on auditor independence, the Audit Committee may grant general pre-approval to Audit-related Services.

The Audit Committee has pre-approved the Audit-related Services in Appendix B. All other Audit-related Services not listed in Appendix B must be specifically pre-approved by the Audit Committee.

V.   Tax Services

The Audit Committee believes that the independent auditor can provide Tax Services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence, and the SEC has stated that the independent auditor may provide such services. Hence, the Audit Committee believes it may grant general pre-approval to those Tax Services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC's rules on auditor independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor which may produce federal tax savings unless such savings are substantially supported by the current Internal Revenue Code and related regulations. The Audit Committee will not permit the retention of the independent auditor in connection with the provision of any tax service on a contingent fee or percentage of tax savings basis. The Audit Committee will consult with the Vice President, Tax and internal or external counsel, if necessary, to determine that the tax planning and reporting positions are consistent with this policy.

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


                      R. J. REYNOLDS TOBACCO HOLDINGS, INC.
                                 AUDIT COMMITTEE
                AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY


Pursuant to the preceding paragraph, the Audit Committee has pre-approved the Tax Services in Appendix C. All Tax Services involving large and complex transactions not listed in Appendix C must be specifically pre-approved by the Audit Committee.


VI.  Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee. In addition, any service estimated to exceed $100,000, will require specific pre-approval. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services.


VII. Procedures

All requests for services to be provided by the independent auditor will be submitted to the Senior Vice President and Controller, or in his absence, the Chief Financial Officer, and must include a detailed description of the services to be rendered. The Senior Vice President and Controller will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Senior Vice President and Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

On a quarterly basis, the Vice President and General Auditor will provide to the Audit Committee a summary of fees paid to the independent auditor.




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                      R. J. REYNOLDS TOBACCO HOLDINGS, INC.
                                 AUDIT COMMITTEE
                AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY


APPENDIX A

Pre-Approved Audit Services for Fiscal Year 2004

Dated: February 2004

o      Annual financial statement audit including quarterly reviews

o Statutory audits or financial audits for subsidiaries or affiliates of the Company

o Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

o Attestation of management reports on internal controls under the Sarbanes Oxley Act of 2002

o Consultations with the company's management as to the accounting or disclosure treatment of transactions or events and / or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note:
       Under SEC rules, some consultations may be "audit-related" services rather than "audit" services)





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

                      R. J. REYNOLDS TOBACCO HOLDINGS, INC.
                                 AUDIT COMMITTEE
                AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY


APPENDIX B

Pre-Approved Audit-related Services for Fiscal Year 2004

Dated: February 2004

|X| Due diligence services pertaining to potential acquisitions of complete businesses or significant investments in businesses, joint ventures, or strategic alliances, including, without limitation, (a) identification of financial statement and business risks, (b) investigation of the target's financial condition, including quality of assets and liabilities, quality of earnings, quality of cash flows, review of accounting policies and practices, and consideration of internal controls, (c) investigation of the target's tax position, risks, and implications, (d) advice and consultation on accounting structure and reporting requirements for the transaction, (e) advice and consultation on tax structure for the transaction and (f) integration risk assessment of the contemplated transaction

       o Consultations with the company's management as to the accounting or disclosure treatment of transactions or events and / or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be "audit" services rather than "audit-related" services)

       o Subsidiary or equity investee audits incremental to the audit of the consolidated financial statements

       o      Closing balance sheet audits pertaining to dispositions

       o      Review of the effectiveness of the internal audit function

       o General assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes - Oxley Act

       o      Financial statement audits of employee benefit plans

       o Agreed-upon or expanded audit procedures related to accounting required to respond to or comply with financial, accounting or regulatory reporting matters, including, without limitation, the review of subsidiary stand-alone financial statements to satisfy state business licensing requirements

       o Internal control reviews and assistance with internal control reporting requirements




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                      R. J. REYNOLDS TOBACCO HOLDINGS, INC.
                                 AUDIT COMMITTEE
                AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY



       o Attest services not required by statute or regulation, including, without limitation, reporting on the financial statements of subsidiary stand-alone financial statements, satisfying supplemental reporting under the Master Settlement Agreement or other settlement agreements, information requested by existing or potential borrowing requirements, and special reports related to dispositions as required by the buyer in a purchase agreement

       o Information systems reviews not performed in connection with the audit (e.g., application, data center and technical reviews)










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

                      R. J. REYNOLDS TOBACCO HOLDINGS, INC.
                                 AUDIT COMMITTEE
                AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY



APPENDIX C

Pre-Approved Tax Services for Fiscal Year 2004

Dated:  February 2004

|X| U.S. Federal, state and local tax planning and advice related to routine day-to-day hourly consulting on the following:

       o General Federal income and non-income tax matters, including, without limitation, assistance with IRS inquiries

       o      General advice on merger, acquisitions, and related Subchapter C

       o General advice on state and local tax matters, including, without limitation, income and franchise tax, employment tax, sales and use tax, property tax, business incentive credits, state tax inquiries and controversy

       o General advice on international tax matters, including structure, operations, allocable expenses and sourcing of income

       o General advice on U.S. Federal, state and local and international legislative changes

       o General advice on employee benefit plans and compensation and benefits


|X|    U.S. Federal, state and local tax compliance

       o Research assistance with respect to U.S. Federal, state and local tax return issues, including, without limitation, the consolidated return disallowance rule; assistance with elections to be included in returns and resource for forms and instructions

       o Preparation of U.S. Federal and state returns and supporting schedules, state exemption filings, and quarterly estimated tax payments for related tax exempt business organizations, including, without limitation, the R.J. Reynolds Defined Benefit Master Trust, the R.J. Reynolds Foundation, and R.J. Reynolds MedSave Plan

|X| International tax planning and advice, including, without limitation, special project work by U.S. international tax specialists of KPMG and tax personnel of KPMG member firms related to the tax considerations of previously disposed businesses as they arise in various foreign countries and discrete engagements regarding potential acquisitions or other M&A transactions

|X| International tax compliance, including, without limitation, preparation of all required foreign jurisdiction tax returns related to international business investments and activities and assistance with tax compliance issues related to settlements in various foreign countries for previously sold businesses

|X| Review of U.S. Federal, state, local and international income, franchise, and other tax returns prepared by the Company's tax personnel before they are filed with the taxing authorities


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

                      R. J. REYNOLDS TOBACCO HOLDINGS, INC.
                                 AUDIT COMMITTEE
                AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY



|X| Assistance with tax audits and appeals before the IRS and similar state, local and foreign agencies, including, without limitation, assistance in negotiating and settling tax audits at the examination and appeals levels or by alternative dispute resolution

|X| Tax advice and assistance regarding statutory, regulatory or administrative developments, including, without limitation, assistance and advice from KPMG's Tax Legislative and Regulatory group on proposed legislation

|X| Expatriate tax assistance and compliance including, without limitation, preparation of U.S. Federal and foreign tax returns and assistance in determining withholding and equalization payments for RJR employees on foreign assignment








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